Exhibit 107

Calculation of Filing Fee Table

FORM S-4

(Form Type)

Amaze Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.001 per share	457(f)(2)	112,840,000 (1) (2) (3)	N/A (3)	$140,000,000(3)	$0.00015310	$21,434
Fees to Be Paid	Equity	Common stock, par value $0.001 per share	457(c) and 457(f)(1)	15,976,227(4)	$ 0.6885(5)	$10,999,632.3(5)	$0.00015310	$1,684.0437
	Total Offering Amounts					$150,999,632		$23,118.0437
	Total Fees Previously Paid							$0.00
	Total Fees Offsets							$0.00
	Net Fee Due							$23,118.0437

(1)	Consists of shares of common stock of Amaze Holdings Inc. (“Pubco”) issuable to the security holders of Adifex Holdings, LLC (“Adifex”), in connection with the Business Combination.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions are also being registered.
(3)	There is no market for the shares of Adifex that will be surrendered in connection with the Business Combination. Accordingly, the proposed maximum aggregate offering price is calculated to be equal to the aggregate book value of the shares of Adifex pursuant to Rule 457(f)(2) of the Securities Act which is zero.
(4)	Consists of shares of common stock of Pubco issuable to the security holders of Fresh Vine Wine, Inc. (“Fresh Vine”), in connection with the Business Combination.
(5)	Based on the average of the high and low prices on January 23, 2025, of the shares of common stock of Fresh Vine, which is the company to which the registrant, Pubco, will succeed after the consummation of the transactions described in this registration statement and the enclosed proxy statement/prospectus.